UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On February 11, 2014, M&T Bank Corporation (“M&T”) filed a certificate of amendment (the “Certificate of Amendment”) with the New York State Department of State establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, par value $1.00 per share with a $1,000 liquidation preference per share (the “Series E Preferred Stock”). The Certificate of Amendment was filed in connection with an Underwriting Agreement, dated February 6, 2014 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters listed on Schedule A attached thereto (the “Underwriters”), under which M&T agreed to sell to the Underwriters 350,000 shares of Series E Preferred Stock.

The Series E Preferred Stock will rank, as to the payment of dividends and distribution of assets upon M&T’s liquidation, dissolution, or winding-up, senior to M&T’s common stock and any other class or series of preferred stock ranking junior to the Series E Preferred Stock upon M&T’s liquidation, dissolution or winding-up. The Series E Preferred Stock will rank, as to distribution of assets upon M&T’s liquidation, dissolution or winding-up, equally with any series of preferred stock ranking equal to the Series E Preferred Stock upon M&T’s liquidation, dissolution or winding-up.

Under the terms of the Series E Preferred Stock, the ability of M&T to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series E Preferred Stock, is subject to restrictions in the event that M&T does not declare dividends on the Series E Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series E Preferred Stock the liquidation value of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The terms of the Series E Preferred Stock are more fully described in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 11, 2014, M&T filed with the New York State Department of State the Certificate of Amendment for the purpose of fixing the designations, preferences, limitations and relative rights of the Series E Preferred Stock. The Certificate of Amendment became effective immediately upon filing.

Holders of the Series E Preferred Stock will be entitled to receive, when, as, and if declared by M&T’s board of directors or any duly authorized committee of M&T’s board of directors, out of assets legally available for payment, noncumulative cash dividends based on the liquidation preference of $1,000 per share of the Series E Preferred Stock. If declared by M&T’s board of directors or any duly authorized committee of M&T’s board of directors, M&T will pay dividends on the Series E Preferred Stock (i) during the period from the issue date of the Series E Preferred Stock to, but excluding, February 15, 2024 (the “Fixed Rate Period”), semi-annually, in arrears, on February 15 and August 15 of each year, beginning on August 15, 2014, and (ii) during the period from February 15, 2024 through the redemption date of the Series E Preferred Stock, if any (the “Floating Rate Period”), quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2024 (each such day on which dividends are payable, a “dividend payment date”). Dividends on the Series E Preferred Stock will accrue from the original issue date at a rate equal to (i) 6.450% per annum for each dividend period during the Fixed Rate Period and (ii) three-month LIBOR plus a spread of 3.610% per annum for each quarterly dividend period during the Floating Rate Period. Dividends on shares of the Series E Preferred Stock will be non-cumulative. Dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause M&T to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

The Series E Preferred Stock is perpetual and has no maturity date. M&T may redeem the Series E Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after February 15, 2024, or, in whole but not in part, at any time within 90 days following a regulatory capital treatment event, in each case at a redemption price equal to $1,000 per share.

The Series E Preferred Stock has no voting rights except with respect to (i) authorizing, increasing the authorized amount of, or issuing senior stock; (ii) authorizing adverse changes in the terms of the Series E Preferred Stock; (iii) certain merger events; (iv) in the case of certain dividend non-payments only, electing directors; and (v) as otherwise required under applicable law.

The terms of the Series E Preferred Stock are more fully described in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

ITEM 8.01.	OTHER EVENTS.

On February 11, 2014, M&T completed the public offering of 350,000 shares of Series E Preferred Stock. The Series E Preferred Stock has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-182348).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated as of February 6, 2014, by and among M&T Bank Corporation and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters listed on Schedule A attached thereto.

3.1	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation, dated February 11, 2014.

4.1	Form of Certificate Representing the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, of M&T Bank Corporation.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the Series E Preferred Stock.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: February 11, 2014
	By:	/s/ René F. Jones
Name: René F. Jones Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated as of February 6, 2014, by and among M&T Bank Corporation and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters listed on Schedule A attached thereto.

3.1	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation, dated February 11, 2014.

4.1	Form of Certificate Representing the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, of M&T Bank Corporation.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the Series E Preferred Stock.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).